                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

CONTACTS:

AT FINANCIAL RELATIONS BOARD
Amy Cozamanis                 Laurie Berman
Investor/Analyst Contact      General Inquiries
(310) 854-8314                (310) 854-8315


                   AEHR TEST SYSTEMS REPORTS FOURTH QUARTER
                        AND FISCAL 2005 RESULTS

FREMONT, CA (JULY 19, 2005) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the fourth quarter and fiscal year ended May 31, 2005.

Net sales were $3.3 million in the fourth quarter of fiscal 2005, compared with $5.9 million in the fourth quarter of fiscal 2004. The Company reported a net loss of $1.7 million, or $0.23 per diluted share, in the fourth quarter of fiscal 2005, compared with a net loss of $484,000, or $0.07 per diluted share, in the same period of the prior year.

"As anticipated, net sales grew compared to the third quarter of fiscal 2005, as we completed shipment of several MAX systems during the fourth quarter," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Current quote activity is the strongest we've seen in the last few years. During the fourth quarter of last year and the first quarter of this year, we've received orders for our MAX system from two new customers in Asia. Additionally, a current customer, who is a leading wireless communications IC manufacturer, placed a multi-system MAX order. We have also received multi-system, follow-on orders for our MTX-Fp+ products, valued at nearly $3 million," said Mr. Posedel.

"In June we announced the availability of the latest member of our FOX(TM) family of products, the FOX-1 full wafer contact test and burn-in system. After completion of the final milestone of the full wafer contact tester development program, we expect to begin shipment of our FOX-1 systems in calendar year 2005. In addition to our development partner, a number of IC manufacturers have shown interest in our FOX products, which parallel test an entire wafer with a single touchdown and provide wafer level burn-in and test.

"We are upbeat about the progress we've made as well as our future prospects. However, we also recognize the need for bottom line improvement. We believe that, if we are able to execute on our goals of growing net sales while controlling expenses, we should be able to markedly improve the Company's financial results this fiscal year," said Mr. Posedel.

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Aehr Test Systems Reports Fourth Quarter and Fiscal 2005 Results
July 19, 2005
Page 2 of 5

Fiscal 2005 net sales increased to $16.1 million, compared with $15.8 million in fiscal 2004. The Company's net loss in fiscal 2005 was $4.9 million, or $0.66 per diluted share, compared with a net loss of $4.0 million, or $0.55 per diluted share, in fiscal 2004.

At May 31, 2005, cash, short-term investments and long-term investments were $9.2 million, compared to $11.8 million at the end of fiscal 2004. Aehr Test ended the fourth quarter of fiscal 2005 with no outstanding debt and shareholders' equity of $17.5 million, or $2.33 per diluted share. The Company's order backlog, net of cancellations, at the end of fiscal 2005 was $4.9 million.

"Given the levels of quote activity we're currently experiencing, we expect a significant improvement in net sales in the first quarter of fiscal 2006, when compared with net sales for the quarter just reported," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "Additionally, we expect full year fiscal 2006 net sales to increase considerably over those of fiscal 2005."

MANAGEMENT CONFERENCE CALL
Management of Aehr Test will host a conference call and webcast today, Tuesday, July 19, 2005 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter and fiscal 2005 results. The conference call will be accessible live via the Internet at www.aehr.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX, MAX3 and MAX4 systems and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding industry growth and customer demand for Aehr Test's products as well as projections regarding Aehr Test's future financial performance. Actual results may differ materially from projected results and should not be considered as an indication of future performance. These risks and uncertainties include, without limitation, economic conditions in Asia and elsewhere, world events, conversion of quote activity to purchase orders and acceptance by customers of the FOX, MTX, MAX and DiePak technologies, acceptance by customers of products shipped upon receipt of a purchase order and the ability of new products to meet customer

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Aehr Test Systems Reports Fourth Quarter and Fiscal 2005 Results
July 19, 2005
Page 3 of 5

needs or perform as described, the Company's development and manufacture of a commercially successful wafer-level test and burn-in system, and the potential emergence of alternative technologies, each of which could adversely affect demand for Aehr Test's products in calendar year 2005. See Aehr Test's most recent 10-K and 10-Q reports and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business and factors that could cause actual results to differ materially from projected results. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                         {Financial Tables to Follow}

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Aehr Test Systems Reports Fourth Quarter and Fiscal 2005 Results
July 19, 2005
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                     Three Months Ended       Year Ended
                                                          May 31,               May 31,
                                                        (Unaudited)
                                                   --------------------- ---------------------
                                                      2005       2004       2005       2004
                                                   ---------- ---------- ---------- ----------
Net sales......................................       $ 3,270     $5,872    $16,080    $15,800
Cost of sales..................................         2,366      3,942     11,817     10,092
                                                   ---------- ---------- ---------- ----------
Gross profit...................................           904      1,930      4,263      5,708
                                                   ---------- ---------- ---------- ----------
Operating expenses:
  Selling, general and administrative..........         1,403      1,375      5,215      5,572
  Research and development.....................         1,138      1,153      4,023      4,645
                                                   ---------- ---------- ---------- ----------
    Total operating expenses...................         2,541      2,528      9,238     10,217
                                                   ---------- ---------- ---------- ----------
Loss from operations...........................        (1,637)      (598)    (4,975)    (4,509)

Interest income................................            58         28        155        333
Other income (expense), net....................          (123)       119         86        293
                                                   ---------- ---------- ---------- ----------
Loss before income taxes.......................        (1,702)      (451)    (4,734)    (3,883)

Income tax expense.............................            24         33        136         76
                                                   ---------- ---------- ---------- ----------
Net Loss.......................................       $(1,726)    $ (484)   $(4,870)   $(3,959)
                                                   ========== ========== ========== ==========

Net loss per share
    Basic......................................       $ (0.23)    $(0.07)   $ (0.66)   $ (0.55)
    Diluted....................................       $ (0.23)    $(0.07)   $ (0.66)   $ (0.55)

Shares used in per share calculations:
    Basic......................................         7,450      7,385      7,420      7,248
    Diluted....................................         7,450      7,385      7,420      7,248

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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2005 Results
July 19, 2005
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)

                                                              May 31,        May 31,
                                                               2005           2004
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 4,952        $ 4,041
  Short-term investments .............................           3,813          6,492
  Accounts receivable.................................           2,537          4,205
  Inventories ........................................           7,140          7,989
  Prepaid expenses and other .........................             585            492
                                                           -----------    -----------
      Total current assets ...........................          19,027         23,219

Property and equipment, net ..........................           1,232          1,289
Long-term investments ................................             409          1,292
Goodwill .............................................             274            274
Other assets, net ....................................             527            738
                                                           -----------    -----------
      Total assets ...................................         $21,469        $26,812
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $ 1,050        $ 1,838
  Accrued expenses ...................................           1,943          2,100
  Deferred revenue ...................................             692            337
                                                           -----------    -----------
      Total current liabilities ......................           3,685          4,275

Deferred revenue .....................................              21             26
Deferred lease commitment ............................             311            307
                                                           -----------    -----------
      Total liabilities ..............................           4,017          4,608
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $.01 par value outstanding:
    7,482 and 7,389 shares at May 31, 2005
    and May 31, 2004, respectively....................              75             74
  Additional paid-in capital .........................          37,568         37,322
  Accumulated other comprehensive income..............           1,250          1,379
  Accumulated deficit ................................         (21,441)       (16,571)
                                                           -----------    -----------
      Total shareholders' equity .....................          17,452         22,204
                                                           -----------    -----------
      Total liabilities and shareholders' equity .....         $21,469        $26,812
                                                           ===========    ===========

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